UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 14C/A
                                 (RULE 14C-101)

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT No. 1

Check the appropriate box:

[x] Preliminary Information         [ ] Confidential, for use of Commission only
    Statement                           (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement


                             SEALANT SOLUTIONS, INC.
                             -----------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[ ] Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date filed:

          STOCKHOLDERS SHOULD CAREFULLY READ THIS INFORMATION STATEMENT
                AND THE ACCOMPANYING MATERIALS IN THEIR ENTIRETY


                       AMENDMENT TO INFORMATION STATEMENT
                     REGARDING A REVERSE STOCK SPLIT AND THE
                       INCREASE OF AUTHORIZED COMMON STOCK
                               OF THE COMPANY FROM
                     1,2000,000 SHARES TO 20,000,000 SHARES
                           BY SEALANT SOLUTIONS, INC.


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.
                                      ---


         This Information Statement is being circulated to advise the shareholders of Sealant Solutions, Inc. (the "Company") of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. This Information Statement should have been circulated to shareholders twenty (20) days prior to the effective date of the actions taken by the Company's Board of Directors and approved by a majority of the shareholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934. Therefore, this Information Statement is being sent to you for informational purposes only.

         This Information Statement is being provided to the shareholders of the Company in connection with the following corporate transactions which have already occurred:

         1) Approval by the Board of Directors and the majority of shareholders to declare a one-for-fifty (1:50) reverse stock split of the capital shares of the Company, effective at the close of business on December 26, 2002, to the holders of the capital stock of the Company at the close of business on December 13, 2002, pursuant to which each such holder shall receive one (1) share of capital stock of the Company for each fifty (50) shares of capital stock then held; and

         2) Approval by the Board of Directors and the majority of shareholders to increase the number of authorized shares from 1,200,000 shares to 20,000,000 shares.


THESE TRANSACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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

THE COMPANY

         The Company was incorporated in Delaware in 1995 under the name UC'NWIN Systems, Inc. In August 1999, the Company changed its name to The Winners Edge.com, Inc. During 1999, as a result of a Chapter 11 Bankruptcy Plan of Reorganization, the Company acquired the assets of The Winners Edge Licensing Corporation. In addition to the assets, the Company also acquired a ten-year license with the exclusive right to market the Winners Edge handicapping product renewable for a second ten years. The Company did not acquire the ownership of the handicapping program. In September 2000, the Company stopped marketing the Winners Edge handicapping product due to insufficient income. On March 30, 2001, the Company acquired a roofing sealant product, Roof Shield, which the Company intends to market worldwide. In July 2001, the Company changed its name to Sealant Solutions, Inc. In September 2001, the Company acquired the rights to sell and distribute in the United States the Lady Ole' line of cosmetics products. In February 2002, the Company entered into a joint venture agreement with IFG Goldstar Cement Company for the entitlement to a royalty payment based upon the sale of certain concrete products. In April 2002, the Company sold its rights to the Lady Ole line of cosmetic products, and is no longer in that business. In November 2002, the Company agreed to terminate and cancel the remaining term of it's licensing agreement with the Winners Edge Licensing Corporation, and will no longer attempt to market that product. The Company is currently attempting to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating or development stage business that the Company may consider to have significant growth potential. The Company is not restricting its search to any particular industry.

THE REVERSE STOCK SPLIT

         On December 7, 2002, the Company's Board of Directors approved a one-for-fifty (1:50) reverse stock split of the issued and outstanding shares of the Company's capital stock. The reverse stock split affected all holders of shares of capital stock on December 13, 2002, at which time there were 53,626,325 shares of common stock issued and outstanding held by approximately 1,958 shareholders of record. The Board of Directors declared the effective date of the reverse stock split to be December 26, 2002, at which time each affected shareholder would receive one (1) share of capital stock for each fifty (50) shares of capital stock then held. On December 12, 2002, the reverse stock split was approved by written consent of a majority of the Company's shareholders.

         The Board of Directors believed that the Company's share price at the time of the reverse stock split had a negative effect on the marketability of then existing shares a swell as impairing the Company's ability to attract a viable operating entity to effectuate a business combination to increase shareholder value.

         In the reverse stock split, each fifty (50) shares of stock will automatically be converted into one (1) share, without any action on the part of the shareholders. Any fractional shares created by the reverse stock split will not be redeemed for cash and will be rounded up to the nearest whole share.

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

         Consummation of the reverse stock split will change the number of shares of common stock authorized by the Company's Articles of Incorporation but not par value of each share of common stock. The reverse stock split will not effect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from fractional shares having been rounded up to the next whole share.

         Stockholders that wish to exchange their old certificates for new certificates representing the number of whole shares of common stock into which the shares of common stock represented by the old certificates have been converted by the reverse stock split may contact the Company's stock transfer agent, Olde Monmouth Stock Transfer Co., 77 Memorial Parkway, 2nd Floor, Atlantic Highlands, NJ 0716; however it will not be necessary for stockholders to exchange their old certificates. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

         Stockholders should note that the effect of the reverse stock split upon the price of the Company's common stock cannot be accurately predicted. In particular, there is no assurance that the price for shares of common stock immediately after the reverse stock split will be fifty (50) times the price of shares of common stock immediately prior to the reverse stock split.

         Furthermore, there can be no assurance that the reverse stock split will not adversely impact the price of the common stock or, alternatively, that any increase in price of the Common Stock immediately after the reverse stock split will be sustained for a prolonged period of time. In addition, the reverse stock split likely will have the effect of creating odd lots of stock for some stockholders. These odd lots may be more difficult to sell or have higher brokerage commissions associated with their sale. Fractional shares shall be rounded up to the next whole share.

THE INCREASE IN AUTHORIZED SHARES

         The Board of Directors by unanimous written consent resolved on December 7, 2002, to amend Article Four of the Company's Articles of Incorporation to increase the aggregate number of shares of capital stock that the Company shall have authority to issue from 1,200,000 shares to 20,000,000 shares. The Certificate of Amendment to the Articles of Incorporation were approved by written consent of the Company's Board of Directors on December 7, 2002, and was approved by written consent on December 8, 2002, by the shareholders owning a majority of the outstanding common stock, and the Certificate of Amendment to the Articles of Incorporation were accepted by the Delaware Secretary of State on December 20, 2002.

         The Increase in Authorized Common Stock has been approved by the written consent of the Company's majority stockholders, dated December 7, 2002. Such consent from holders of a majority of the Company's issued and outstanding shares is sufficient to approve the Increase in Authorized Common Stock under the Delaware General Corporation Law. No other vote or consent of any other stockholders, including the vote or consent of a majority of the unaffiliated

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

stockholders is required or will be sought in connection with the Increase in Authorized Common Stock. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, the affirmative vote of a majority of the issued and outstanding shares voting by written consent constitutes the act of the stockholders. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible to accomplish the purposes of the Company, the Board of Directors utilized the written consent of the majority shareholders of the Company.

         The Company's Board of Directors collectively made its determination based upon the unanimous conclusion reached by its members that the increase in authorized shares was necessary because the Company anticipates the need for the issuance of additional shares of stock to effectuate a business combination in the event a suitable acquisition can be effectuated. There can be no assurance, nor can the Board of Directors of the Company predict what effect this increase in authorized capitalization will have on the market price of the Company's common stock. The Company has no current plans for the issuance of additional shares resulting from the authorized increase.

PURSUANT TO THE DELAWARE GENERAL CORPORATION LAW, DISSENTING STOCKHOLDERS WILL NOT HAVE APPRAISAL RIGHTS RESULTING FROM THE INCREASE IN AUTHORIZED COMMON STOCK.

         If the Increase in Authorized Common Stock is effected, all stock certificates representing shares of the Company's Common Stock will continue to represent the same number of shares of Common Stock. Stockholders should NOT send their certificates to the Company in connection with the Increase in Authorized Common Stock. Each stockholder of record who holds shares of Common Stock will continue to hold such shares represented by their existing stock certificates.

PLEASE NOTE THAT ALL EXISTING STOCK CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT IN CONNECTION WITH THE INCREASE IN AUTHORIZED COMMON STOCK.

         The Increase in Authorized Common Stock has been effected by filing an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State and was effective upon such filing. The form of the amendment to the Company's Certificate of Incorporation is set forth as Exhibit "A" to this Information Statement. The Company filed the amendment to its Certificate of Incorporation on December 20, 2002, and the amendment became effective on or about December 26, 2002, the "Effective Date". The Increase in Authorized Common Stock will not have any income tax consequence to the Company or its stockholders. The number of authorized shares of the Company's Common Stock has increased from 1,200,000 shares, $0.01 par value to 20,000,000 shares, $0.01 par value. Apart from such changes, the terms of the Company's Common Stock will remain the same. Stockholders who remain stockholders of the Company after the Increase in Authorized Common Stock will experience no change in their percentage stock ownership in the Company as a result of the increase in authorized Common Stock.

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

         Other than as described in this Information Statement with respect to the Company's efforts to locate and acquire a viable business enterprise, the Company has no current plan to effect any extraordinary corporate transaction, such as reorganization, liquidation, change in its present Board of Directors or management, or change in the no dividend policy. The Company also has no current plans to engage in any public offering of shares of common stock or other securities. There is no assurance, however, that the Company will not form an intention to engage in any of the foregoing transactions in the near future, or that it will be able to negotiate any or all of the contemplated transactions on terms favorable to the Company.

                            COMMON STOCK OWNERSHIP OF
                      MAJORITY SHAREHOLDERS AND MANAGEMENT

         The following table sets forth, as of the date of this Information Statement, certain information concerning beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the Company's outstanding Common Stock, (ii) all directors of the Company and (iii) all directors and officers of the Company as a group:

                        Pre-Split Shares   Percent   Post-Split Shares   Percent
Name and Address          Beneficially       of        Beneficially        of
of Beneficial Owner         Owned (1)       Class         Owned           Class
______________________  ________________   _______   _________________   _______

Michael E. Fasci        28,041,500(1)(2)    52.2%        560,830          52.2%
P.O. Box 500
E. Taunton, MA 02718

Edward W. Fasci Jr         205,000(1)        0.4%          4,100            .4%
105 Saranac Drive
Nashua, NH
                        ________________   _______   _________________   _______

All Directors and
Executive Officers
as a Group (2 Persons)  28,246,500(1)       52.6%        564,930          52.6%

 ----------------------

(1) Pre-split shares

(2) Includes 2,500,000 common shares owned by Guest Travel, Inc., a private corporation owned by Mr. Fasci.

         As of March 31, 2003 there were 53,707,750 pre-split or 1,074,155 post-split shares of the registrant's Common Stock issued and outstanding.

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
                    FINANCIAL INFORMATION; OTHER INFORMATION;
                       DOCUMENTS INCORPORATED BY REFERENCE

         Pursuant to the Exchange Act, the Company files with the SEC periodic reports and other documents relating to its business and operations, financial condition, and other matters. Financial information is incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003. The filings made by the Company as described above, may be inspected without charge, and copies may be obtained at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or on-line from the Securities & Exchange EDGAR system at: http://www.sec.gov The Annual and Quarterly Reports are also available for inspection and copying during normal business hours at the principal executive offices of the Company at 29 Abbey Lane, Middleboro, MA 02346.

CONCLUSION

         As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders with information required by the rules and regulations of the Securities Exchange Act of 1934.


                                        For the Board of Directors of
                                        Sealant Solutions, Inc.


                                        By:  /s/ Michael E. Fasci
                                             ---------------------------
                                             Michael E. Fasci

                                        Its: Chairman and CEO

                                   EXHIBIT "A"

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SEALANT SOLUTIONS, INC.

         SEALANT SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does certify:

         FIRST: that pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation, the Board adopted a resolution dated December 7, 2002, amending Article Four to the Articles of Incorporation of the Company to change the aggregate number of shares of Capital Stock that the Company shall have authority to issue at One Million Two Hundred Thousand (1,200,000) shares in accordance with a one-for-fifty reverse stock split.

         SECOND: that in lieu of a meeting and vote of stockholders, and in accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware, the Board of Directors of said corporation, by the unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

         RESOLVED, that the Certificate of Incorporation of SEALANT SOLUTIONS, Inc. be amended by deleting Article Four to the Articles of Incorporation of the Company and to insert the following in its place and stead:

                  "The total number of shares of stock which the Corporation shall have authority to issue is twenty million (20,000,000). All such shares are to be common stock, par value of one cent ($.01), and are to be of one class."

         THIRD: that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Sealant Solutions, Inc. has caused this Certificate to be signed by Michael E. Fasci, its Secretary this 8th day of December, 2002.

                                        SEALANT SOLUTIONS, INC.


                                        By: /s/ Michael E. Fasci
                                            ---------------------------
                                            Michael E. Fasci, Secretary

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